Exhibit 99.1

NEWS RELEASE

AbCellera Reports Full Year 2021 Business Results

02/24/2022

●	Total revenue of $375 million, up from $233 million in 2020, and liquidity of over $720 million
●	Total cumulative program starts of 78, with 26 new starts in the year
●	EPS of $0.56 (basic) and $0.48 (diluted) compared to $0.53 (basic) and $0.45 (diluted) per share in 2020

VANCOUVER, British Columbia, February 24, 2022 -- AbCellera (Nasdaq: ABCL), a technology company with a centralized operating system for next-generation antibody discovery, today announced financial results for full year 2021. All financial information in this press release is reported in U.S. dollars.

“In 2021 we made significant advancements in executing our long-term strategy by growing our portfolio, deepening our platform to unlock new modalities, and expanding our deal structures to add new ways to capture value,” said Carl Hansen, Ph.D., CEO and President of AbCellera. “We move into 2022 with momentum and a strong cash position to continue to grow our business and to make investments that will increase the speed, efficiency, and scalability of our platform.”

2021 Business Highlights

●	Earned $375 million in total revenue, including $335 million in milestones and royalties, of which $138 million is in accounts receivable.
●	Ended the year with over $720 million in cash, equivalents, and marketable securities.
●	Generated $153 million in net earnings, up from $119 million in 2020.
●	Started discovery on 26 programs, bringing the cumulative number of program starts to 78.
●	Achieved a cumulative total of 156 programs under contract with 36 partners.
●	Reached a cumulative total of five molecules in the clinic across oncology, infectious disease, animal health, and immunology, dermatology and gastrointestinal disease.
●	Acquired TetraGenetics to expand capabilities for high-value transmembrane protein targets.

●	Expanded the leadership team with the appointment of Neil Berkley as Chief Business Officer, Neil Aubuchon as Chief Commercial Officer, and appointed Andrew Lo, Ph.D., to the Board of Directors.

Key Business Metrics

	Year Ended December 31,		Change
Cumulative Metrics	2020	2021	%
Number of discovery partners	27	36	33%
Programs under contract	103	156	51%
Program starts	52	78	50%
Programs in the clinic	1	5	400%

AbCellera added 53 discovery programs in 2021 to reach a cumulative total of 156 discovery programs as of December 31, 2021 (up 51% from 103 on December 31, 2020), that are either completed, in progress, or under contract with 36 different partners (up from 27 on December 31, 2020). AbCellera started discovery on 26 programs in 2021 to reach a cumulative total of 78 program starts (up from 52 on December 31, 2020). AbCellera’s partners advanced four additional molecules into the clinic in 2021, bringing the cumulative total to five.

Discussion of 2021 Financial Results

	Year Ended December 31,		Change
	2020	2021	Amount	%
	(in thousands, except percentages)
Revenue
Research fees	$19,848	$19,076	$(772)	(4)%
Licensing revenue	-	20,778	20,778	N/A
Milestone payments	15,000	8,000	(7,000)	(47)%
Royalty revenue	198,307	327,349	129,042	65%
Total revenue	$233,155	$375,203	$142,048	61%

●

Revenue – Total revenue was $375.2 million, compared to $233.2 million in 2020, of which $327.3 million is attributable to royalties. The partnership business generated research fees of $19.1 million, compared to $19.8 million in 2020. Licensing revenue was $20.8 million.

●

Research & Development (R&D) Expenses – R&D expenses were $62.1 million, compared to $29.4 million in 2020, reflecting continuing investments in the capacity and capabilities of AbCellera’s discovery and development platform.

●	Sales & Marketing (S&M) Expenses – S&M expenses were $6.9 million, compared to $3.8 million in 2020.
●

General & Administrative (G&A) Expenses – G&A expenses were $41.8 million, compared to $11.9 million in 2020, with the increase driven primarily by investments to support the growth of the company, non-cash stock-based compensation in line with publicly listed companies, and protecting intellectual property.

●

Net Earnings – Net earnings were $153.5 million, or $0.56 per share on a basic and $0.48 per share on a diluted basis, compared to net earnings of $118.9 million, or $0.53 per share on a basic and $0.45 per share on a diluted basis in 2020.

●	Liquidity – $723.0 million of cash, cash equivalents, and marketable securities.

Q4 Highlights and Financial Results

●	Started 9 programs.
●	U.S. shipments of bamlanivimab resumed.
●	Added 1 program under contract with a new, undisclosed partner.

Revenue for the fourth quarter of 2021 was $139.3 million, representing 37% of the total for 2021. $134.5 million was generated in the quarter from royalties on net sales of bamlanivimab and $4.7 million from research fees, representing 41% and 25% of the respective totals for 2021.

Operating expenses totaled $57.8 million in the fourth quarter or 34% of the total for 2021 and include $21.9 million in royalty fees (48% of the total for the year).

Net earnings for the fourth quarter were $59.9 million, 39% of the total for 2021, or $0.21 per share on a basic and $0.19 per share on a diluted basis.

Conference Call and Webcast

AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Standard Time (5:00 p.m. Eastern Standard Time).

The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.

AbCellera is a technology company that searches, decodes, and analyzes natural immune systems to find antibodies that its partners can develop into drugs to prevent and treat disease. AbCellera partners with drug developers of all sizes, from large pharmaceutical to small biotechnology companies, empowering them to move quickly, reduce costs, and tackle the toughest problems in drug development. For more information, please visit www.abcellera.com.

Definition of Key Business Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. For example, as our business matures and to the extent programs are discontinued, we anticipate updating these metrics to reflect such changes.

Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our technology stack and our current level of market penetration. The metric also relates to our opportunities to secure programs under contract.

Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from technology access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties.

Program starts represent the number of unique programs under contract for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of our operational capacity to execute on programs under contract. It is also an indication of the selection and initiation of discovery projects by our partners and the resulting near-term potential to earn research fees. Cumulatively, program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties in the mid- to long-term.

Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Source: AbCellera Biologics Inc.

Inquiries

Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236) 521-6774

Business Development: Neil Berkley; bd@abcellera.com, +1(604) 559-9005

Investor Relations: Melanie Solomon; ir@abcellera.com, +1(778) 729-9116

AbCellera Biologics Inc.

Condensed Consolidated Statement of Operations

(Expressed in thousands of U.S. dollars except share and per share data)

(Unaudited)

	Year Ended December 31,
	2019	2020	2021
Revenue:
Research fees	$11,612	$19,848	$19,076
Licensing revenue	-	-	20,778
Milestone payments	-	15,000	8,000
Royalty revenue	-	198,307	327,349
Total revenue	11,612	233,155	375,203
Operating expenses:
Royalty fees	-	27,143	45,516
Research and development (1)	10,113	29,393	62,062
Sales and marketing(1)	1,263	3,842	6,913
General and administrative(1)	2,749	11,910	41,848
Depreciation and amortization	1,604	4,836	14,451
Total operating expenses	15,729	77,124	170,790
Income (loss) from operations	(4,117)	156,031	204,413
Other (income) expense
Interest income	(155)	(293)	(3,330)
Interest and other expense	209	6,511	5,225
Foreign exchange (gain) loss	(186)	300	855
Grants and incentives	(1,774)	(8,320)	(17,486)
Total other income	(1,906)	(1,802)	(14,736)
Net earnings (loss) before income tax	(2,211)	157,833	219,149
Income tax expense	-	38,915	65,685
Net earnings (loss)	$(2,211)	$118,918	$153,464
Foreign currency translation adjustment	-	-	280
Comprehensive income (loss)	$(2,211)	$118,918	$153,744

Net earnings (loss) per share attributable to common shareholders
Basic	$(0.01)	$0.53	$0.56
Diluted	$(0.01)	$0.45	$0.48
Weighted-average common shares outstanding
Basic	151,327,560	159,195,023	275,763,745
Diluted	151,327,560	263,129,765	318,294,236

1 Exclusive of depreciation and amortization

AbCellera Biologics Inc.

Condensed Consolidated Balance Sheet

(Expressed in thousands of U.S. dollars except share data)

(Unaudited)

	December 31, 2020	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$594,116	$476,142
Marketable securities	-	246,835
Total cash, cash equivalents, and marketable securities	594,116	722,977
Accounts and accrued receivable	213,239	160,576
Restricted cash	-	25,000
Other current assets	5,970	21,247
Total current assets	813,325	929,800
Long-term assets:
Property and equipment, net	17,923	111,616
Intangible assets, net	115,153	148,392
Goodwill	31,500	47,806
Investments in and loans to equity accounted investees	19,247	50,313
Other long-term assets	8,388	30,642
Total long-term assets	192,211	388,769
Total assets	$1,005,536	$1,318,569
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other liabilities	$20,195	$32,017
Current portion of contingent consideration payable	13,411	22,934
Income taxes payable	36,152	35,683
Accrued royalties payable	27,143	22,506
Deferred revenue	6,589	7,536
Total current liabilities	103,490	120,676
Long-term liabilities:
Operating lease liability	3,715	36,413
Deferred revenue and grant funding	25,894	60,758
Contingent consideration payable	9,148	35,886
Deferred tax liability	26,161	37,370
Other long-term liabilities	6,620	1,733
Total long-term liabilities	71,538	172,160
Total liabilities	175,028	292,836
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2020 and 2021: 269,497,768 and 283,257,104 shares issued and outstanding at December 31, 2020 and 2021 respectively	710,387	722,430
Additional paid-in capital	5,919	35,357
Accumulated other comprehensive income	-	280
Accumulated earnings	114,202	267,666
Total shareholders' equity	830,508	1,025,733
Total liabilities and shareholders' equity	$1,005,536	$1,318,569

AbCellera Biologics Inc.

Condensed Consolidated Statement of Cash Flows

(Expressed in thousands of U.S. dollars)

(Unaudited)

	December 31, 2019	December 31, 2020	December 31, 2021
Cash flows from operating activities:
Net earnings (loss)	$(2,211)	$118,918	$153,464
Cash flows from operating activities:
Depreciation of property and equipment	1,604	2,317	4,403
Amortization of intangible assets	-	2,519	10,062
Amortization of operating lease right-of-use-assets	243	435	2,785
Stock-based compensation	890	8,397	30,646
Deferred tax expense	-	2,098	(2,018)
Other	194	4,707	3,570
Changes in operating assets and liabilities:
Accounts and accrued research fees receivable	(1,803)	(5,467)	(37,386)
Accrued royalties receivable	-	(197,553)	59,864
Income taxes payable	-	36,412	(13,530)
Accounts payable and accrued liabilities	150	6,601	1,400
Operating lease liabilities	2,784	(350)	(778)
Deferred revenue	(6)	21,810	8,624
Accrued royalties payable	-	27,143	(4,637)
Deferred grant revenue	-	(6,763)	30,718
Other operating assets and liabilities	849	1,466	(2,603)
Net cash provided by operating activities	2,694	22,690	244,584
Cash flows from investing activities:
Purchases of property and equipment	(3,997)	(9,673)	(58,452)
Purchase of intangible assets	-	(5,000)	-
Repayment (issuance) of related party loans	(1,783)	1,783	-
Purchase of marketable securities	-	-	(274,710)
Proceeds from marketable securities	-	-	27,608
Receipt of grant funding	-	-	32,621
Acquisitions, net of cash acquired	-	(87,643)	(11,457)
Long-term investments and other assets	-	-	(17,534)
Investment in and loans to equity accounted investees	-	(19,247)	(30,323)
Net cash used in investing activities	(5,780)	(119,780)	(332,247)
Cash flows from financing activities:
Repayment of long-term debt	(399)	(19,942)	(1,823)
Proceeds from long-term debt	193	15,490	872
Proceeds from convertible debentures	-	89,990	-
Payment of contingent consideration	-	-	(2,550)
Payment of liability for in-licensing agreement	-	-	(5,000)
Short-term borrowings	387	(387)	-
Issuance of common shares pursuant to exercise of stock options and other	25	1,000	4,615
Net proceeds from issuance of common shares	-	522,840	-
Proceeds from issuance of preferred shares - series A1 and A2 financing	(11)	74,662	-
Net cash provided by (used in) financing activities	195	683,653	(3,886)
Effect of exchange rate changes on cash and cash equivalents	-	-	(1,425)
Increase (decrease) in cash and cash equivalents	(2,891)	586,563	(92,974)
Cash and cash equivalents and restricted cash, beginning of year	10,444	7,553	594,116
Cash and cash equivalents and restricted cash, end of year	$7,553	$594,116	$501,142
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment purchases in accounts payable	35	656	5,397
Right-of-use assets obtained in exchange for operating lease obligation	2,830	1,679	36,638
Purchase of intangible assets in exchange for in-licensing agreement payable	-	9,060	-